Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 13, 2017 (this “Amendment”), is entered into among Littelfuse, Inc., a Delaware corporation (the “Company”), the Designated Borrowers party hereto, the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Agent (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.     The Company, the Designated Borrowers party thereto, the Guarantors party thereto, the Lenders from time to time party thereto and the Agent entered into that certain Credit Agreement, dated as of March 4, 2016, as amended by that certain First Amendment to Credit Agreement, dated November 1, 2016 (as further amended or modified, the “Credit Agreement”).

B.     The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.     In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.       Amendments to Credit Agreement.

(a)     The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments of all Revolving Lenders at such time. The amount of the Aggregate Revolving Commitments on the Second Amendment Effective Date is $700,000,000.

(b)     The definition of “Alternative Currency Sublimit” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

(c)     The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Applicable Rate for Commitment Fee	Applicable Rate for Eurocurrency Rate Loans and Letters of Credit	Applicable Rate for Base Rate Loans
1	<1.25:1	0.15%	1.00%	0.00%
2	>1.25:1 but <1.75:1	0.175%	1.25%	0.25%
3	>1.75:1 but <2.25:1	0.20%	1.50%	0.50%
4	>2.25:1 but <2.75:1	0.225%	1.75%	0.75%
5	>2.75:1	0.25%	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective commencing on the 5th Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 5 shall apply commencing on the 5th Business Day following the date such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Second Amendment Effective Date through the date which is the 5th Business Day immediately following the date the Compliance Certificate is delivered (or required to be delivered, as applicable) pursuant to Section 6.02(b) for the Company’s fiscal quarter ending on or about December 31, 2017 shall be determined based upon Pricing Level 3.

(d)     The definition of “Bookrunner” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Bookrunner” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole bookrunner and joint lead arranger.

(e)     The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) other expenses (excluding depreciation and amortization) of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) reed switch manufacturing transfer costs for the four consecutive fiscal quarter period ended December 31, 2016 in an aggregate amount not to exceed $4,000,000, (vi) expenses, including for professional services, integration and restructuring, incurred by the Company in connection with its acquisition of the TE Connectivity Circuit Protection Business between the Closing Date and April 1, 2017, in an aggregate amount not to exceed $20,000,000, (vii) one-time costs incurred in connection with the acquisition of assets from ON Semiconductor Corp. in an aggregate amount not to exceed $4,500,000 during the term of this Agreement, (viii) one-time costs incurred in connection with the acquisition of IXYS Corporation and its subsidiaries in an aggregate amount not to exceed $30,000,000 during the term of this Agreement and (ix) costs and expenses related to the integration of the business of IXYS Corporation and its subsidiaries in an aggregate amount not to exceed $30,000,000 during the term of this Agreement and minus (b) all non-cash items increasing Consolidated Net Income for such period.

(f)     The definition of “Consolidated Funded Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary. Notwithstanding the foregoing, “Consolidated Funded Indebtedness” shall exclude (i) any Indebtedness with respect to any future Entrustment Loans that are for economic purposes intercompany in nature and (ii) UK Pension Guaranty obligations in an aggregate Dollar Equivalent amount not to exceed $20,000,000.

(g)     The definition of “Guarantors” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Guarantors” means collectively, (a) with respect to all Obligations, (i) each Domestic Subsidiary that has executed and delivered the Guaranty on or prior to the Second Amendment Effective Date and (ii) each Person that joins as a Guarantor pursuant to Section 6.12 or otherwise, and (b) for purposes of Article XI with respect to the Obligations of the Designated Borrowers, the Company.

(h)     The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means October 13, 2022; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(i)     The definition of “Term Loan Commitment” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Term Loan Commitment” means, as to each Term Loan Lender, its obligation to make a Term Loan to the Company pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Term Loan Commitment”, or in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Loan Lenders’ Term Loan Commitments on the Second Amendment Effective Date is $200,000,000.

(j)     The definition of “UK Pension Guaranty” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“UK Pension Guaranty” means (i) a Guarantee of potential future funding obligations with respect to pension plans maintained by Hamlin Electronics Europe Limited and (ii) the obligations relating to the UK pension plans to be acquired in connection with the acquisition of IXYS Corporation (and its subsidiaries).

(k)     The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Delayed Draw Availability Period” means, the period from and including the Second Amendment Effective Date to the earliest of (a) the date 6 months after the Second Amendment Effective Date, (b) the Maturity Date, (c) the date of termination of the Term Loan Commitments pursuant to Section 2.06 and (d) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02.

“Excluded Subsidiary” means, only for such time as it is not a wholly-owned Domestic Subsidiary, Monolith Semiconductor, Inc., a Delaware corporation.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Loan Parties, the Lenders party thereto and the Agent.

“Second Amendment Effective Date” means October 13, 2017.

(l)      Section 2.01 of the Credit Agreement is hereby amended to read as follows:

2.01   Commitments.

Subject to the terms and conditions set forth herein, (a) each Revolving Lender severally agrees to make Revolving Loans to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment, (iii) the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iv) the aggregate Outstanding Amount of all Revolving Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit, and (b) each Term Loan Lender severally agrees to make Term Loans to the Company in Dollars in up to two advances (the first such advance to occur on the Second Amendment Effective Date and the second such advance in an aggregate principal amount not to exceed $75,000,000 to occur during the Delayed Draw Availability Period), in an aggregate amount equal to such Lender’s Term Loan Commitment, by making immediately available funds available to Agent’s designated account, not later than the time specified by Agent, provided that each Lender’s portion of the outstanding Term Loan (immediately prior to giving effect to the Second Amendment) shall be deemed to have been advanced to the Company by such Lender on the Second Amendment Effective Date and shall be applied to reduce such Lender’s Term Loan Commitment. Within the foregoing limits and subject to the other terms and conditions hereof, the Company may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Term Loans may only be denominated in Dollars.

(m)     The first sentence of Section 2.06 of the Credit Agreement is hereby amended to read as follows:

Unless previously terminated, (i) the portion of Term Loan Commitments advanced on the Second Amendment Effective Date shall terminate at 5:00 p.m. on the Second Amendment Effective Date, and the remaining Term Loan Commitments shall terminate at the earlier of (A) the Borrowing thereof or (B) 5:00 p.m. on the last day of the Delayed Draw Availability Period and (ii) all of the Commitments shall terminate on the Maturity Date.

(n)     Section 2.07(c) of the Credit Agreement is hereby amended to read as follows:

(c)     Commencing with the fiscal quarter ended December 31, 2017, the Company shall repay to the Term Loan Lenders on the last day of each March, June, September and December thereafter, an amount equal to the sum of (i) 1.25% of the original principal amount of the Term Loan funded on the Second Amendment Effective Date plus (ii) commencing on the last day of the first full calendar quarter following the second advance of the Term Loan, an amount equal to 1.25% of the original principal amount of the second advance of the Term Loan (which amounts shall be reduced as a result of the application of prepayments of the Term Loans in accordance with the terms of Section 2.05): provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of Term Loans outstanding on such date.

(o)     A new Section 2.12(g) is hereby added to the Credit Agreement to read as follows:

(g)     ERISA. Each Lender as of the Second Amendment Effective Date represents and warrants as of the Second Amendment Effective Date to the Agent and the Bookrunner and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrowers or any other Loan Party, that such Lender is not and will not be (i) an employee benefit plan subject to Title I of ERISA; (ii) a plan or account subject to Section 4975 of the Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (iv) a “governmental plan” within the meaning of ERISA.

(p)      The first sentence of Section 2.14 of the Credit Agreement is hereby amended to read as follows:

The Company may from time to time elect to increase the Aggregate Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $25,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $300,000,000.

(q)       A new Section 5.12(d) is hereby added to the Credit Agreement to read as follows:

(d)     Each Borrower represents and warrants as of the Second Amendment Effective Date that such Borrower is not and will not be (i) an employee benefit plan subject to Title I of ERISA; (ii) a plan or account subject to Section 4975 of the Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (iv) a “governmental plan” within the meaning of ERISA.

(r)       Section 5.13 of the Credit Agreement is hereby amended to read as follows:

5.13   Subsidiaries.

As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. As of the Closing Date, the Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

(s)      Section 5.18 of the Credit Agreement is hereby amended to read as follows:

5.18   Intellectual Property; Licenses, Etc.

No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(t)       A new Section 5.21 is hereby added to the Credit Agreement to read as follows:

5.21   EEA Financial Institution.

No Loan Party is an EEA Financial Institution.

(u)     Section 6.12 of the Credit Agreement is hereby amended to read as follows:

Notify the Agent at the time that any Person becomes a Domestic Subsidiary (other than an Affected Domestic Subsidiary), and promptly thereafter (and in any event within 30 days), cause such Person (in the case of Monolith Semiconductor, Inc. upon it ceasing to be an Excluded Subsidiary) to (a) become a Guarantor by executing and delivering the Agent a Joinder Agreement or such other document as the Agent shall deem appropriate for such purpose, and (b) deliver to the Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Agent.

(v)     Section 7.03(f) of the Credit Agreement is hereby amended to read as follows:

(f)     Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $25,000,000 at any one time outstanding and any refinancings, refundings, replacements, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, replacement, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;

(w)     Section 7.04(a) of the Credit Agreement is hereby amended to read as follows:

(a)     any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and further provided that (A) if a Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person and (B) if a Designated Borrower is merging with another Subsidiary, the Designated Borrower shall be the continuing or surviving Person or (iii) in a Permitted Acquisition, any other Person so long as such other Person becomes a Subsidiary as of the effective time of the merger and if such Subsidiary was a Guarantor, the continuing or surviving Person shall become a Guarantor in accordance with Section 6.12; and

(x)      Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 2.01 attached hereto.

2.     Effectiveness; Conditions Precedent. This Amendment shall be effective upon receipt by the Agent of counterparts of this Amendment executed by each Loan Party, the Required Lenders and the Agent.

(a)     Amendment. Receipt by the Agent of executed counterparts of this Amendment properly executed by each Loan Party and each Lender.

(b)     Opinions of Counsel. Receipt by the Agent of customary opinions of legal counsel to the Loan Parties, addressed to the Agent and each Lender, dated as of the Second Amendment Effective Date.

(c)     Organization Documents, Resolutions, Etc. Receipt by the Agent of the following, in form and substance reasonably satisfactory to the Agent:

(i)     copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary, assistant secretary or Responsible Officer of such Loan Party to be true and correct as of the Second Amendment Effective Date;

(ii)     customary closing certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(iii)     certifications as of a recent date by the appropriate Governmental Authority evidencing that each Loan Party is duly organized or formed, validly existing and in good standing (if applicable) in its state of organization or formation.

(d)     Fees. Receipt by the Agent and the Bookrunner of any fees required to be paid on or before the Second Amendment Effective Date.

(e)     Attorney Costs. The Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Agent (directly to such counsel if requested by the Agent), plus such additional amounts of such fees, charges and out-of-pocket disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings to the extent such incurred and estimated fees, charges and disbursements are invoiced to the Company prior to the Second Amendment Effective Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Agent).

3.       Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. This Amendment is a Loan Document.

4.       New Lenders.

(a)     Each Lender executing this Amendment as a “New Lender” (each, a “New Lender”) (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 10.06(b)(v) of the Credit Agreement, (iii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, (iv) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender, and (vi) such New Lender is not and will not be (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Code, (C) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (D) a “governmental plan” within the meaning of ERISA; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(b)     The Company agrees that, as of the date hereof, such New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(c)     The applicable address, facsimile number and electronic mail address of each New Lender for purposes of Section 10.02 of the Credit Agreement are as set forth in such New Lender’s Administrative Questionnaire delivered by such New Lender to the Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by such New Lender in a notice to the Agent.

(d)     The parties hereto agree that the Company, the Lenders and the Agent shall effect such assignments, prepayments, Borrowings and reallocations as are necessary to effectuate the modifications to the Commitments and Loans as contemplated in this Amendment such that, after giving effect thereto, the Lenders shall hold each class of the Commitments and Loans and have the Pro Rata Shares, in each case as set forth on Schedule 2.01 hereto. Each Lender party hereto waives any “breakage” costs that it would otherwise be entitled to pursuant to Section 3.05 of the Credit Agreement solely as a result of the foregoing.

5.       Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)     This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

(d)     The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

6.       Representations and Warranties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

7.       Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

8.       GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	LITTELFUSE, INC.,
a Delaware corporation

By: /s/ Ryan K. Stafford
Ryan K. Stafford
Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

DESIGNATED BORROWER:	LITTELFUSE NETHERLAND C.V.
By: Littelfuse, Inc., its General Partner

By: /s/ Ryan K. Stafford
Ryan K. Stafford
Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

GUARANTOR:	Littelfuse Commercial Vehicle LLC,
a Delaware limited liability company

By: /s/ Ryan K. Stafford
Ryan K. Stafford
President and Secretary

Symcom, Inc.,
a South Dakota corporation

By: /s/ Ryan K. Stafford
Ryan K. Stafford
President and Secretary

IrON MERGER CO., INC.,
a Delaware corporation

By: /s/ Ryan K. Stafford
Ryan K. Stafford
President

lfus llc,
a Delaware limited liability company

By: /s/ Ryan K. Stafford
Ryan K. Stafford
President and Secretary

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

IXYS Merger Co., LLC, a Delaware limited liability company By: /s/ Ryan K. Stafford Ryan K. Stafford Manager

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

BANK OF AMERICA, N.A., as Agent By:/s/ Melissa Mullis Name: Melissa Mullis Title: Assistant Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

By: /s/ Carlos Morales Name: Carlos Morales Title: SVP

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

JPMorgan Chase Bank, N.A., as a Lender By: /s/ Christopher A. Salek Name: Christopher A. Salek Title: Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

BMO Harris Bank, N.A., as a Lender By: /s/ Patrick Hartweger Name: Patrick Hartweger Title: Managing Director

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

PNC Bank, National Association, as a Lender By: /s/ Robert G. Stevens Name: Robert G. Stevens Title: Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

Wells Fargo Bank, National Association, as a Lender By: /s/ Edmund H. Lester Name: Edmund H. Lester Title: Regional Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

Branch Banking and Trust Company, as a Lender By: /s/ Kurt W. Anstaett Name: Kurt W. Anstaett Title: Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

KeyBank National Association, as a Lender By: /s/ Marcel Fournier Name: Marcel Fournier Title: Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

The Northern Trust Company, as a Lender By: /s/ Brittany Mondane Name: Brittany Mondane Title: Second Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

NEW LENDER:	U.S. BANK NATIONAL ASSOCIATION,
as a Lender By: /s/ Brian Seipke Name: Brian Seipke Title: Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

new LENDER:	FIRST BANK OF HIGHLAND PARK,
as a Lender By: /s/ Sara DeKuiper Name: Sara DeKuiper Title: Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

LITTELFUSE, INC.

SCHEDULE 2.01

COMMITMENTS

Lender	Revolving Commitment	Pro Rata Share of Revolving Commitment	Term Loan Commitment	Pro Rata Share of Term Loan Commitment
Bank of America, N.A.	$155,555,555.56	22.222222222%	$44,444,444.44	22.222222222%
JPMorgan Chase Bank, N.A.	$112,777,777.78	16.111111111%	$32,222,222.22	16.111111111%
BMO Harris Bank, N.A.	$79,333,333.33	11.333333333%	$22,666,666.67	11.333333333%
PNC Bank, National Association	$79,333,333.33	11.333333333%	$22,666,666.67	11.333333333%
Wells Fargo Bank, National Association	$79,333,333.33	11.333333333%	$22,666,666.67	11.333333333%
Branch Banking and Trust Company	$79,333,333.33	11.333333333%	$22,666,666.67	11.333333333%
KeyBank National Association	$40,444,444.44	5.777777778%	$11,555,555.56	5.777777778%
U.S. Bank National Association	$38,888,888.89	5.555555556%	$11,111,111.11	5.555555556%
First Bank of Highland Park	$19,444,444.44	2.777777778%	$5,555,555.56	2.777777778%
The Northern Trust Company	$15,555,555.56	2.222222222%	$4,444,444.44	2.222222222%
TOTAL	$700,000,000.00	100.000000000%	$200,000,000.00	100.000000000%